Exhibit 10.31

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of April 27, 2018 (this “Amendment”) to the Loan and Security Agreement dated as of August 17, 2016 (as amended by the First Amendment thereto dated as of December 12, 2016, the Second Amendment thereto dated as of November 13, 2017 (including the Allonge dated November 13, 2017 pursuant thereto to the Revolving Note and the Term Note), the Third Amendment dated as of January 16, 2018 and as it may be further amended, restated, supplemented, modified or otherwise changed from time to time, the “Loan Agreement”), is by and among Creative Realities, Inc., a Minnesota corporation (“CRI”), Creative Realities, LLC, a Delaware limited liability company (“CRLLC”), and Conexus World Global, LLC, a Kentucky limited liability company (“Conexus”) and collectively referred to together with CRI and CRLLC as the “Borrower”), and Slipstream Communications, LLC, an Anguillan limited liability company (the “Lender”). All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement.

WHEREAS, Borrower, Broadcast International, Inc., a Utah corporation (“BII”), and the Lender are parties to the Loan Agreement, pursuant to which, inter alia, as of the date hereof and immediately prior to the effectiveness of this Amendment, the outstanding principal amount of the Term Loan is $3,000,000 and the outstanding principal amount of the Revolving Loan is $1,000,000;

WHEREAS, CRI has advised the Lender that BII has been dissolved;

WHEREAS, Borrower has requested that the Lender increase the Revolving Loan Limit from $1,000,000 to $2,100,000 and, upon the terms and subject to the conditions set forth in this Amendment, the Lender is willing to increase the Revolving Loan Limit from $1,000,000 to $2,100,000; and

WHEREAS, Slipstream Funding, LLC, a Delaware limited liability company of which the Lender is the sole member (“Funding”), entered into a Guaranty Agreement dated in August, 2014 (the “Guaranty”), for the benefit of TFJ Audrey, LLC, the landlord of certain premises in New Jersey leased to CRLLC (“Landlord”), and as an inducement to Landlord to enter into a lease for said premises (the “Lease”);

WHEREAS, pursuant to the Guaranty, Funding deposited $440,000 in escrow, upon which Landlord could draw under the circumstances set forth in the Guaranty, and of which, as of the date hereof, $176,000 has been returned to Funding pursuant to the Guaranty and $264,000 remains in escrow subject to the Guaranty; and

WHEREAS, CRLLC has vacated the aforesaid premises and is seeking to terminate the Lease and in connection therewith the parties hereto expect Landlord to seize the entire remaining balance of the funds held pursuant to the Guaranty, in which case Funding would have a right of immediate subrogation against and to recover from CRLLC an amount equal to said funds, and, upon the terms and subject to the conditions set forth in this Amendment, Lender is willing to defer the exercise of its rights of subrogation and recovery.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the Lender, intending to be legally bound, hereby agree as follows:

1.	Amendments. The Loan Agreement is hereby amended as follows:

(a) The Introduction is hereby amended and restated to read in its entirety as follows:

“Borrower desires to obtain the Term Loan, and from and after the First Amendment Effective Date, the Revolving Loan, and from and after the Fourth Amendment Effective Date, the Disbursed Escrow Loan and other financial accommodations from Lender for the purpose of (i) refinancing the obligations of Borrower owed to Allied Affiliated Lending, L.P. in connection with the Factoring Agreement, as defined below, (ii) paying off certain obligations under settlement arrangements in effect as of the date hereof, (iii) to obtain working capital and (iv) having a subsidiary of Lender waive certain subrogation rights and rights of recovery, and Lender is willing to provide the Term Loan, and from and after the First Amendment Effective Date, the Revolving Loan, and from and after the Fourth Amendment Effective Date, the Disbursed Escrow Loan, in accordance with the terms and conditions of this Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Schedule A.”;

(b) Section 1.2 is hereby amended by adding a new subsection (d), which subsection shall read in its entirety as follows:

“(d) At any time or from time to time upon the occurrence of a Disbursed Escrow Withdrawal, such Disbursed Escrow Withdrawal shall automatically without any further action be treated as being and deemed to be a Disbursed Escrow Loan in the principal amount equal to the Disbursed Escrow Guarantee Amount with respect thereto. The Disbursed Escrow Loans are to be evidenced by, and are repayable in accordance with the terms of, the Disbursed Escrow Note and this Agreement. Each Disbursed Escrow Loan will have a maturity date on the Disbursed Escrow Maturity Date.”;

(c) Section 1.4(b) is hereby amended by inserting immediately after the phrase “all then-accrued but unpaid interest shall be paid on the Maturity Date” the phrase “with respect to the Revolving Note and the Term Note, and on the Disbursed Escrow Maturity Date with respect to the Disbursed Escrow Note”;

(d) Section 1.5 is hereby amended by inserting immediately after the phrase “and second to the Term Loan” the phrase “and third to the Disbursed Escrow Loan”;

(e) Section 1.6 is hereby amended and restated so that as so amended and restated it reads in its entirety as follows:

“Warrant. On the Closing Date, CRI will execute and deliver to the Lender the Warrant in substantially the form attached hereto as Exhibit B.”

(f) The second sentence of Section 3.3 is hereby amended by inserting immediately after the phrase “As of the Closing Date, each Loan Document (other than the First Amendment, as to which as of the First Amendment Effective Date and other than the Second Amendment, as to which as of the Second Amendment Effective Date and other than the Third Amendment, as to which as of the Third Amendment Effective Date” and immediately before the closing of the parenthetical therein, the phrase “and other than the Fourth Amendment, as to which as of the Fourth Amendment Effective Date”;

(g) Schedule A is hereby amended by adding the following definitions, in appropriate alphabetical order:

i)	“’Disbursed Escrow Advance’ means each advance of a Disbursed Escrow Loan made or deemed made pursuant to this Agreement.”;

ii)	“’Disbursed Escrow Guarantee Amount’ means at any time the then aggregate amount Disbursed from the escrow under that certain Guaranty (as defined in the Fourth Amendment) to any party other than Funding.”;

iii)	“’Disbursed Escrow Loan’ means at any time the then Disbursed Escrow Guarantee Amount.”;

iv)	“’Disbursed Escrow Maturity Date’ means the third anniversary of the Disbursed Escrow Trigger Date.”;

v)	“’Disbursed Escrow Note’ means the Disbursed Escrow Promissory Note dated as of the Disbursed Escrow Payment Date in the form of Exhibit A-1 hereto.”;

vi)	“’Disbursed Escrow Trigger Date’ means the first date upon which occurs any Disbursed Escrow Withdrawal.”;

vii)	“’Disbursed Escrow Withdrawal’ means the disbursement of all or any portion of the Disbursed Escrow Guarantee Amount from the escrow under the Guaranty to any party other than Funding (as defined in the Fourth Amendment).”;

viii)	“’Fourth Amendment’ means the Fourth Amendment to Loan and Security Agreement dated as of April __, 2018, among Borrower and Lender.”;

ix)	“’Fourth Amendment Effective Date’ shall have the meaning specified therefor in Section 3 of the Fourth Amendment.”;

x)	“’Fourth Amendment Warrant’ means a Warrant in the form of Exhibit A-4 hereto.”; and

xi)	“’PIK’ has the meaning set forth in the definition of Loan Rate.”; and

(h)  Schedule A is hereby amended by:

i)	amending the definition of Loan Documents by (A) inserting immediately after the phrase “and from and after the Third Amendment Effective Date, the Third Amendment and the Third Amendment Warrant (as defined in the Third Amendment)” the phrase “and from and after the Fourth Amendment Effective Date, the Fourth Amendment, the Disbursed Escrow Note and the Fourth Amendment Warrant (as defined in the Fourth Amendment)” and (B) deleting the phrase “(including any Extension Warrant)”;

ii)	Amending the defined term “Obligations” by (A) inserting immediately after the words “the Revolving Note” in both places where they appear the words “or the Disbursed Escrow Note” and (B) inserting after the phrase “the Term Loan” in both places where it appears, the phrase ” or the Revolving Loan, or after the Disbursed Escrow Maturity Date with respect to the Disbursed Escrow Loan, as the case may be”; and

iii)	Deleting the defined term “Extension Warrant”;

iv)	amending and restating the following definitions so in each case as so amended and restated they read in their respective entireties as follows:

(A)	“‘Advance’ means the Revolving Advances, the Term Loan Advance and each Disbursed Escrow Advance.”;

(B)	“‘Loan Rate’ means eight percent (8.0%) per annum; provided however at all times when the aggregate outstanding principal amount of the Term Loan and the Revolving Loan (excluding the additional principal added pursuant to this proviso) exceeds $4,000,000 then the Loan Rate shall be ten percent (10%), of which eight percent (8%) shall be payable in cash and two percent (2%) shall be paid by the issuance of and treated as additional principal of the Term Loan (the “PIK”); provided, further, however, that the Loan Rate with respect to the Disbursed Escrow Loan shall be zero percent (0%).”;

(C)	“‘Loans’ means the Revolving Loan, the Term Loan and the Disbursed Escrow Loan.”; and

(D)	“‘Notes’ means the Revolving Note, the Term Note and the Disbursed Escrow Note.”.

2.	Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

a)	Representations and Warranties; No Event of Default. The representations and warranties herein, in Article 3 of the Loan Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of Borrower to the Lender pursuant to this Amendment, the Loan Agreement or any other Loan Document on or prior to the Fourth Amendment Effective Date (as defined below) are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Fourth Amendment Effective Date as though made on and as of such date (unless such representations or warranties (after taking into account this Amendment) are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification), and no Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

b)	Authorization, Etc. The execution, delivery and performance by Borrower of this Amendment and the other Loan Documents being executed concurrently herewith, and the performance of the Loan Agreement, as amended hereby, and the other Loan Documents, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of the governing documents of any Borrower or any applicable Requirement of Law, (iii) do not and will not contravene any Contractual Obligation binding on or otherwise affecting any Borrower or any of its properties (except for those the conflict with which could not reasonably be expected to result in a Material Adverse Effect), (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any properties of any Borrower, and (v) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except in each case to the extent that such default, noncompliance, contravention, suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to result in a Material Adverse Effect.

c)	Enforceability of Loan Documents. This Amendment, the Loan Agreement as amended by this Amendment, and each other Loan Document to which any Borrower is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity.

3.	Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Lender and its counsel, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being herein called the “Fourth Amendment Effective Date”):

a)	Representations and Warranties. The representations and warranties contained in this Amendment and in Article 3 of the Loan Agreement and in each other Loan Document, certificate or other document delivered to Lender pursuant to this Amendment, the Loan Agreement or any other Loan Document on or prior to the Fourth Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof (which representations and warranties shall be true and correct in all respects subject to such qualification), on and as of the Fourth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty (after taking into account this Amendment) expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

b)	No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

c)	Delivery of Documents. The Lender shall have received on or before the Fourth Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Fourth Amendment Effective Date:

i)	this Amendment, duly executed by each Borrower;

ii)	Second Allonge to the Term Note in the form of Exhibit A-3, duly executed by each Borrower;

iii)	Second Allonge to the Revolving Note in the form of Exhibit A-2, duly executed by each Borrower

iv)	the Disbursed Escrow Note, duly executed by each Borrower;

v)	the Fourth Amendment Warrant, duly executed by CRI; and

vi)	a certificate of an authorized officer of each Borrower, certifying as to the matters set forth in subsections (a) and (b) of this Section 3.

4.	Continued Effectiveness of the Loan Agreement and Other Loan Documents. Each Borrower hereby (i) confirms and agrees that the Loan Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fourth Amendment Effective Date all references in any such Loan Document to “the Loan Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any Loan Document purports to assign or pledge to the Lender, or to grant to the Lender a security interest in or Lien on, any Collateral as security for the Obligations of any Borrower from time to time existing in respect of the Loan Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of any Borrower, other than as expressly provided herein, including, without limitation, the Borrower’s obligations to repay the Loans in accordance with the terms of the Loan Agreement, or the obligations of any Borrower under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

5.	Release. (a) Each Borrower hereby acknowledges and agrees that: (i) no Borrower has any claim or cause of action against the Lender (or any of its Affiliates or its or their officers, directors, employees, managers, members, partner, shareholders, attorneys or consultants) in connection with the Loan Documents and (ii) the Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrower under the Loan Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Lender wishes (and Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Lender’s rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Borrower (for itself and each other Borrower and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Lender and each of its Affiliates and its and their managers, members, partners, officers, directors, employees, shareholders attorneys and consultants in their capacities as or for the Lender (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done directly arising out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Lender contained therein, or the possession, use, operation or control of any of the assets of any Borrower, or the making of any Loans or other Advances, or the management of such Loans or Advances or the Collateral, in each case, solely to the extent arising from any act, omission or thing whatsoever done or omitted to be done on or prior to the Fourth Amendment Effective Date.

6.	Miscellaneous.

a)	Borrower will pay on demand all reasonable and documented out-of-pocket fees, costs and expenses of the Lender, including, without limitation, fees, costs and expenses of the Office of Andrew Ross, counsel to the Lender, in connection with the structuring, preparation, negotiation, execution and delivery of this Amendment and the transactions and all documents contemplated herein, and related transactions, and all documents with respect thereto.

b)	Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

c)	Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) any Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

d)	All representations, warranties, acknowledgements, agreements and other covenants of the Borrowers in this Amendment are made on a joint and several basis and are made by each Borrower with respect to itself and all other Borrowers.

e)	Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

f)	Lender, on behalf of itself and Funding, hereby forebears from exercising any right of subrogation or other right of recovery against CRLLC with respect to the disbursement of any funds under the Guaranty to any party other than Funding so long as any such disbursement is used in calculating a Disbursed Escrow Loan pursuant to the Loan and Security Agreement as amended hereby and the Borrowers treat it as such and no Borrower, any trustee in bankruptcy or any other party challenges its treatment as such or seeks to recover any payment of or with respect to any Disbursed Escrow Loan, including interest paid thereon.

7.	Covenant by Borrower. Borrower covenants and agrees that at any time upon the request of Lender, Borrower will cause Wireless Ronin Technologies, Corp., a Canadian company and subsidiary of CRI to become a party to the Agreement.

8.	Counterparts. This Amendment may be entered into in any number of separate counterparts by any one or more of the parties hereto, and all of said counterparts taken together shall constitute one and the same instrument. Valid and binding signatures to this Amendment may be delivered in original ink, by facsimile or by email or other means of electronic transmission.

9.	Governing Law. This Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws.

10.	Submission To Jurisdiction; Waiver Of Jury Trial.

a)	BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND THE LENDER PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

b)	THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:		LENDER:

CREATIVE REALITIES, INC.		SLIPSTREAM COMMUNICATIONS, LLC

By:	/s/ Rick Mills	By:	/s/ Alec Machiels
	Rick Mills, Chief Executive Officer	Name:	Alec Machiels
		Title:	Manager

CREATIVE REALITIES, LLC		Address for Notice:
850 3rd Avenue, 18th Floor
By:	/s/ Rick Mills	New York, NY 10022
	Rick Mills, Chief Executive Officer	Attn: Mr. Alec Machiels

CONEXUS WORLD GLOBAL, LLC

By:	/s/ Rick Mills
Rick Mills, Chief Executive Officer

Address for Notice (for all Borrowers):
Creative Realities, Inc.
Attention: Chief Financial Officer
22 Audrey Place
Fairfield, NJ 07004

Exhibit A-1

Form of Disbursed Escrow Note

Exhibit A-2

Form of Second Allonge to Revolving Note

Exhibit A-3

Form of Second Allonge to Term Note

Exhibit A-4

Form of Fourth Amendment Warrant